EXHIBIT 99.1

HEAT BIOLOGICS, INC. APPOINTS DR. ANIL K. GOYAL AS VICE PRESIDENT OF BUSINESS DEVELOPMENT

- Dr. Goyal fills newly created position and strengthens Heat’s management team with extensive industry expertise in oncology business development –

CHAPEL HILL, NC (December 17, 2013) – Heat Biologics, Inc. (NASDAQ: HTBX), a clinical stage biopharmaceutical company focused on the development of novel cancer immunotherapies, announced today the appointment of Anil K. Goyal, Ph.D. as Vice President of Business Development.  Dr. Goyal brings to the Company over 20 years of leadership and management in the biotechnology and pharmaceutical industry with focused expertise in oncology business development.

Jeff Wolf, Chairman and Chief Executive Officer of Heat, commented, “In 2013, we focused our efforts on preparing to execute robust clinical development.  With Dr. Goyal now leading our business development strategy, we will focus on identifying the best development and commercialization partnering opportunities for our proprietary technology platform.  This is a critical component of our long-term strategy of bringing our novel therapeutic vaccines to market for the benefit of cancer patients.”

Over the past 15 years, Dr. Goyal has led business and corporate development functions in entrepreneurial, private and public biotech companies covering all aspects of licensing, deal making, and strategic alliances.  Prior to joining Heat, he was Vice President, Business Development of Serenex, Inc., an oncology focused drug discovery company where he led the strategic plan culminating in the acquisition of Serenex by Pfizer (NYSE: PFE).Throughout his career he also held key management and development roles at Millennium Pharmaceuticals (The Takeda Oncology Company), Genome Therapeutics Corporation (Oscient Pharmaceuticals), Qualiber, an oncology-focused nanomedicine company, Ascletis Pharmaceuticals (Hangzhou) Co. Ltd, Optherion, Inc., and Merck & Co. (NYSE: MRK).

“I am excited to be joining Heat Biologics during this pivotal time in the Company’s growth,” said Dr. Goyal.  “Heat’s proprietary, “off-the-shelf” ImPACT therapy vaccines are one of the most innovative cancer treatments in development today and I believe have the potential to be very attractive to pharmaceutical partners worldwide.”

About Heat Biologics, Inc.

Heat Biologics, Inc. (www.heatbio.com) is a clinical-stage biopharmaceutical company focused on developing its novel, “off-the-shelf” ImPACT therapeutic vaccines to combat a wide range of cancers. Our ImPACT Therapy is designed to deliver live, genetically-modified, irradiated human cells which are reprogrammed to "pump out" a broad spectrum of cancer-associated antigens together with a potent immune adjuvant called "gp96" to educate and activate a cancer patient's immune system to recognize and kill cancerous cells. Heat’s HS-110 will be entering Phase 2 trials against non-small cell lung cancer and its HS-410 will be entering Phase 1/2 clinical trials against bladder cancer.

Forward Looking Statements

This press release includes forward-looking statements on our current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and include statements regarding the potential for Heat’s ImPACT Therapy. These statements are subject to a number of risks and uncertainties, many of which are difficult to predict, including the contribution of Dr. Goyal or the ability for Heat's ImPACT Therapy to perform as designed. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Heat Biologics, Inc. Contact Information:

Matthew Czajkowski
Chief Financial Officer
(919) 240 7133
matt@heatbio.com

Jenene Thomas

Investor Relations and Corporate Communications Advisor

Jenene Thomas Communications, LLC

(908) 938-1475

investorrelations@heatbio.com

Source:  Heat Biologics, Inc.